UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 20, 2010

HENRY BROS. ELECTRONICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-16779	22-3690168
(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification No.)

17-01 Pollitt Drive Fair Lawn, NJ  07410

(Address of principal executive offices) (Zip Code)

(201) 794-6500

Registrant's telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.  Changes in Registrant's Certifying Accountants.

On August 20, 2010, the Audit Committee of the Board of Directors of Henry Bros. Electronics, Inc. and Subsidiaries (the “Company”) engaged EisnerAmper LLP (“EisnerAmper”) to serve as the Company’s new independent registered public accounting firm. EisnerAmper is the successor firm in a merger of Amper, Politziner and Mattia, LLP (“Amper”), which has served as the Company's public accounting firm since November 5, 2007, with Eisner LLP (“Eisner”) on August 16, 2010.

During the Company’s fiscal years ended December 31, 2009 and 2008 and through the date of the Current Report on Form 8-K, the Company did not consult with Eisner regarding any of the matters or reportable events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

In connection with the audits of the Company’s consolidated financial statements for the fiscal years ended December 31, 2009 and 2008 and through the date of this Current Report on Form 8-K, there were (i) no disagreements between the Company and Amper on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Amper, would have caused Amper to make reference to the subject matter of the disagreement in their report on the Company’s financial statements for such year or for any reporting period since the Company’s last fiscal year end and (ii) no reportable events within the meaning set forth in item 304(a)(1)(v) of Regulation S-K.

The Company has provided Amper a copy of the disclosures in this Form 8-K and has requested that Amper furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not Amper agrees with the Company’s statements in this Item 4.01.  A copy of the letter dated August 24, 2010 furnished by Amper in response to that request is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed as part of this report:

16.1	Letter Regarding Change in Certifying Accountant.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: August 24, 2010	Henry Bros. Electronics, Inc.
(Registrant)

/s/ John P. Hopkins
John P. Hopkins
Chief Financial Officer
(Authorized Officer and Principal Financial Officer)